N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing
 Form N-SAR does not provide adequate
space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Growth Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0		0.00		3,927,679	12.24
Class B		0		0.00		502,381	10.11
Class C		0		0.00		8,301,060	10.22
Class I  	608,412	0.02		26,913,398	12.79


Evergreen Large Company Growth Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,331,237	0.04		37,114,491	7.23
Class B		0		0		1,200,628	6.62
Class C		0		0		2,072,451	6.62
Class I		42,823		0.06		1,564,672	7.24


Evergreen Mid Cap Growth Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		3,594,908	0.05		66,618,282	4.44
Class B		0		0.00		1,736,971	4.10
Class C		0		0.00		1,115,673	4.10
Class I		534,242	0.07		5,601,863	4.57

Evergreen Omega Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0		0		16,176,446	28.44
Class B		0		0		2,125,219	24.46
Class C		0		0		1,785,969	24.53
Class I		0		0		1,103,744	29.39
Class R		0		0		29,842		28.09